Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated August 31, 2020, relating to the balance sheet of Tortoise Acquisition Corp. II as of July 29, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from July 24, 2020 (inception) through July 29, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 31, 2020